Exhibit 99.1

Date: February 14, 2024

To: All Canadian Securities Regulatory Authorities

Subject: NICHOLAS FINANCIAL,INC.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Special Meeting of Shareholders
Record Date for Notice of Meeting :	March 11, 2024
Record Date for Voting (if applicable) :	March 11, 2024
Beneficial Ownership Determination Date :	March 11, 2024
Meeting Date :	April 15, 2024
Meeting Location (if available) :	Omaha, NE
Issuer sending proxy related materials directly to NOBO:	Yes
Issuer paying for delivery to OBO:	No
Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON	65373J209	CA65373J2092

Sincerely,

Mediant Communications Inc.

Agent for NICHOLAS FINANCIAL, INC.